UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
WESTERN IOWA ENERGY, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF MEMBERS
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES
MEMBER NOMINATIONS FOR DIRECTOR POSITIONS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SUMMARY COMPENSATION TABLE
ANNUAL REPORT AND FINANCIAL STATEMENTS

NOTICE OF ANNUAL MEETING OF MEMBERS
Saturday, August 12, 2006
To our Members:
The 2006 Annual Meeting of Members (the “2006 Annual Meeting”) of Western Iowa Energy, LLC (the “Company”) will be held on Saturday, August 12, 2006 at the Wall Lake Community Building, 202 W. 2nd Street, Wall Lake, Iowa. Registration for the meeting will begin at 1:00 p.m. The 2006 Annual meeting will commence at approximately 2:00 p.m. The purposes of the meeting are to:
•	Elect seven directors; and

•	Transact such other business as may properly come before the 2006 Annual Meeting or any adjournments thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card, please call the Company at (712) 664-2173.
Only members listed on the Company’s records at the close of business on July 19, 2006 are entitled to notice of the Annual Meeting and to vote at the 2006 Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be received by the Company no later than 5:00 p.m. on Friday, August 11, 2006.
All members are cordially invited to attend the 2006 Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the meeting in person. You may fax the enclosed proxy card to the Company at (712) 664-2183 or mail it to us using the enclosed envelope.

By order of the Board of Directors,

JOHN GEAKE
Chairman of the Board

Wall Lake, Iowa
July 24, 2006

[THIS PAGE INTENTIONALLY LEFT BLANK]

Western Iowa Energy, LLC
1220 S. Center Street
P.O. Box 399
Wall Lake, Iowa 51466

Proxy Statement
Annual Meeting of Members
Saturday, August 12, 2006

The enclosed proxy is solicited by the Board of Directors of Western Iowa Energy, LLC (the “Company”) for use at the 2006 annual meeting of members of the Company to be held on Saturday, August 12, 2006 (the “2006 Annual Meeting”), and at any adjournment thereof. The 2006 Annual Meeting will be held at the Wall Lake Community Building, 202 W. 2nd Street, Wall Lake, Iowa. Registration for the meeting will begin at 1:00 p.m. The Annual Meeting will commence at approximately 2:00 p.m. This solicitation is being made by mail, however the Company may also use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about July 24, 2006.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:	The Board of Directors is soliciting your proxy vote at the 2006 Annual Meeting because you were a member of the Company at the close of business on July 19, 2006, the record date, and are entitled to vote at the meeting.

Q:	What am I voting on?

A:	The election of two (2) Class I directors and five (5) Class II directors. The nominees are Warren Bush, Marla Conley, Jeff Cranston, John Geake, Bill Horan, Denny Mauser, Jim Meyer, Nile Ramsbottom, Kevin Ross and Wayne Seaman.

Q:	How many votes do I have?

A:	On any matter which may properly come before the meeting, each member entitled to vote will have one vote for each membership unit owned of record by such member as of the close of business on the Record Date.

Q:	What is the voting requirement to elect the directors?

A:	In the election of directors, the two persons in Class I and the five persons in Class II receiving the greatest number of votes relative to the votes cast for their competitors will be elected regardless of whether an individual nominee receives votes from the majority of a quorum.

Q:	How many membership units are outstanding?

A:	At the close of business on July 19, 2006, there were 25,947 outstanding membership units.

Q:	What is the effect of an abstention?

A:	Abstentions will be counted when determining whether a quorum is present, however abstentions will not be counted either for or against any nominee because directors are elected by plurality vote, meaning that the person receiving the most votes wins.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2006 Annual Meeting either in person or by proxy. You may vote using any of the following methods:
•	Proxy Card. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2006 Annual Meeting. The membership units represented by each properly executed card will be voted at the 2006 Annual Meeting in accordance with the member’s directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or fax it to the Company at (712) 664-2183 by 5:00 p.m. on August 11, 2006. If you sign and return the proxy card without specifying your choices, your membership units will be deemed abstentions.

•	In person at the 2006 Annual Meeting. All members of record as of July 19, 2006 may vote in person at the 2006 Annual Meeting.

Q:	What can I do if I change my mind after I vote my units?

A:	You may revoke your proxy by:
•	Voting in person at the 2006 Annual Meeting;

•	Giving personal or written notice of the revocation to John Geake, Chairman of the Company’s Board of Directors, at the Company’s offices at 1220 S. Center Street, P.O. Box 399, Wall Lake, Iowa 51466; or

•	Giving personal or written notice of the revocation to the Company’s Secretary, Jeff Cranston, at the commencement of the 2006 Annual Meeting.

Q:	What happens if I mark too few or too many boxes on the proxy card?

A:	If you do not mark any choices for Class I or Class II directors on the proxy card, then your votes will be deemed abstentions. If you mark less than two (2) choices for Class I directors or less than five (5) choices for Class II directors, the proxies will vote your units ONLY for the persons you mark as your choices. If you mark more than five (5) choices for Class II directors on the proxy card, then your votes will not be counted for any of the nominees. However, your units will be included in the determination of whether a quorum is present.

Q:	Who can attend the 2006 Annual Meeting?

A:	All members as of the close of business on the record date may attend the 2006 Annual Meeting.

Q:	What is the record date for the 2006 Annual Meeting?

A:	July 19, 2006.

Q:	Who will count the votes?

A:	The votes will be tabulated by one non-director member and two retiring directors appointed for the Annual Meeting.

Q;	What constitutes a quorum?

A:	As of the record date, the Company had 25,947 issued and outstanding membership units. The presence of members holding 25% of the total outstanding membership units (6,487) constitutes a quorum. If you submit a proxy or appear at the meeting, then you will be considered part of the quorum.

Q:	Who is paying for this proxy solicitation?

A:	The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of Membership Units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

Q:	How do I nominate a candidate for election as a director at next year’s Annual Meeting?

A:	Next year there will be two directors up for election. Nominations for director seats are made by a nominating committee appointed by our board. In addition, a member may nominate a candidate for director by following the procedures explained in Section 5.3 of our Amended and Restated Operating Agreement, as amended (hereinafter “Operating Agreement”).

Q:	When are member proposals and director nominations due for the 2007 Annual Meeting?

A:	We intend to hold our 2007 Annual Meeting during the last week of March 2007 or the first week of April 2007. In order to be considered for inclusion in next year’s proxy statement, member proposals, including director nominations, must be submitted in writing to the Company by January 15, 2007. The Company suggests that proposals for the 2007 Annual Meeting of Members be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2007 Annual Meeting of Members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than February 16, 2007. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2007 Annual Meeting of Members by January 15, 2007, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does receive notice of a member proposal intended to be submitted to the 2007 Annual Meeting of Members by January 15, 2007, then the persons named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:	What is a member proposal?

A:	A member proposal is your recommendation or requirement that the Company and/or the Board of Directors take action, which you intend to present at a meeting of the Company’s members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is placed in the Company’s proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card.

ELECTION OF DIRECTORS
     Twelve (12) initial directors, all of whom were appointed by the initial members, comprise the current Board of Directors. The initial term for these directors ends upon the first annual or special meeting of the members following substantial completion of the construction of the Company’s facilities, and in all cases when successor directors are elected and qualified. Our facilities were substantially completed in June 2006, therefore, the August 12, 2006 election of directors will terminate the initial terms of the twelve (12) directors. Pursuant to our Operating Agreement, after the expiration of the terms of the initial directors, our board will consist of seven (7) directors who are to be elected by the members at the 2006 Annual Meeting.
     Pursuant to our Operating Agreement, the board has passed a resolution dividing the board into three (3) classes which will serve staggered terms until 2007, 2008, or 2009. As a result, in accordance with our Operating Agreement, which provides for seven (7) directors, two directors will serve one-year terms (“Group I”), two directors will serve two-year terms (“Group II”), and three directors will serve three-year terms (“Group III”). Beginning at the 2007 Annual Meeting of Members, the members will vote for two directors to serve three-year terms.
     The Board of Directors has nominated the following persons for election as directors: Nile Ramsbottom, Wayne Seaman, John Geake, Jim Meyer, Kevin Ross, Warren Bush, Denny Mauser and Bill Horan. All of the nominees are incumbent directors with the exception of Nile Ramsbottom and Wayne Seaman, who were recommended and approved for nomination as directors by the Board of Directors. In addition, we have received members’ unit holder nominations in accordance with the procedures set forth in Section 5.3 of the Company’s Operating Agreement for the following persons: Jeff Cranston and Marla Conley. All nominees have indicated their willingness to serve as directors if elected. Mark Muench, Tom Schroeder, Dave Sieck and Orlin Steinkamp, whose terms as directors expire at the 2006 Annual Meeting, have decided against seeking reelection.
     The Board of Directors has not taken a position on recommending any of the above nominees for election as directors by the members. The seven nominees receiving the highest vote totals will be elected as directors of the Company at the 2006 Annual Meeting, provided a quorum is present. The Board of Directors placed Nile Ramsbottom and Wayne Seaman in Class I, and if elected, will become Group I directors and each will serve a term of one year. The remaining nominees have been grouped together in Class II. The three nominees receiving the highest number of votes will become Group III directors, with each director serving a term of three years, and the two directors receiving the next highest number of votes will become Group II directors, with each serving a term of two years.
     The following table contains certain information with respect to the director nominees including those persons currently serving as directors and persons nominated for election at the 2006 Annual Meeting of members:

Name and Principal		Year First Became A
Occupation	Age	Director	Term Expires
Warren Bush, Attorney	58	2004	2006
Marla Conley, Farmer	46	2004	2006
Jeffery Cranston, Farm Manager	59	2004	2006
John Geake, Farmer	46	2004	2006
Bill Horan, Farmer	58	2004	2006
Denny Mauser, Farm Manager	58	2004	2006
Jim Meyer, Farmer	70	2004	2006
Nile Ramsbottom, President of Renewable Energy Group	62	—	—
Kevin Ross, Farmer	26	2004	2006
Wayne Seaman, Consultant	67	—	—

Biographical Information About Nominees
Warren Bush currently serves on the Board of Directors of Western Iowa Energy. He is an attorney and has operated a general law practice in Wall Lake, Iowa for 33 years and Dunlap, Iowa for ten years. Warren also serves as a Sac County Magistrate. Warren currently serves as a director for Iowa Renewable Energy, LLC, Western Dubuque Biodiesel, LLC and Central Iowa Energy, LLC. Warren is the brother-in-law of Tom Schroeder, one of our directors.
Marla Conley currently serves on the Board of Directors of Western Iowa Energy. For the last 18 years, Marla has managed a farm operation in Cherokee County, Iowa that produces corn, soybeans and farrow to finish hogs. She has served on several committees including the National Swine Health Committee and the Iowa Pseudorabies Advisory Committee. Marla currently serves as a director for the Cherokee County Pork Producers and Mobley Swine Seminar.
Jeff Cranston currently serves on the Board of Directors of Western Iowa Energy and is the board’s secretary. For 39 years, Jeff has farmed in the Odebolt area in Sac County, Iowa. His operation includes traditional corn and soybean rotation, and a swine finishing operation. Jeff currently serves as a director for Cranston Farms, Inc. and is a certified credentialed director for Sac County Rural Electric Cooperative. Jeff is also involved with several community projects.
John Geake currently serves on the Board of Directors of Western Iowa Energy and is the board’s chairman. John is a fourth generation farmer operating farms in southern Sac County. He also operates an independent farrow to finish swine operation south of Wall Lake. John formerly served on the Wall Lake School Board, and currently serves on the Twilight Acres Board of Directors. John also serves as First Assistant on the Wall Lake Fire Department.
Bill Horan currently serves on the Board of Directors of Western Iowa Energy. Since 1973, Bill has been a partner in Horan Brothers and is a fourth-generation farmer in Calhoun County, Iowa. He is a past president of Iowa Corn Growers’ Association and a past member of the DOE Biomass Technical Advisory Committee. Bill is a director for Central Iowa Energy, LLC, Western Dubuque Biodiesel, LLC, Iowa Renewable Energy, LLC and ISU Research Park.
Denny Mauser currently serves on the Board of Directors of Western Iowa Energy. After graduating from Iowa State University, Denny, with his wife LaRae, has farmed in Sac County for 36 years. He currently serves as President of the Sac County Rural Electric Cooperative and is a director for Central Iowa Energy, LLC, Western Dubuque Biodiesel, LLC and Iowa Renewable Energy, LLC. Denny is a member of the Methodist Church in Schaller.
Jim Meyer currently serves on the Board of Directors of Western Iowa Energy and is the board’s vice president. Jim has farmed in the Odebolt, Iowa area since 1966, focusing on corn and beans. Jim has a B.S. and M.V.E. from Iowa State. He has taught Vo-Ag and is a former member of the Iowa House of Representatives. Jim is also a director for East Fork Biodiesel, LLC, Iowa Corn Growers’ Association and the Iowa Renewable Fuels Association. Jim is also involved with various soybean and pork organizations.
Nile Ramsbottom has more than 35 years of experience in value-added agriculture and currently serves as President and CEO of Renewable Energy Group, LLC of Ralston, Iowa. Nile served as Executive Vice President of Soy and Nutrition for West Central Cooperative where he established West Central Cooperative as a leader in the emerging biodiesel industry. Nile also serves as a director for Simmons Foods of Siloan Springs, Arkansas and Simpson College in Indianola, Iowa.
Kevin Ross currently serves on the Board of Directors of Western Iowa Energy. For more than 6 years, Kevin has been a farmer/rancher in Minden, Iowa. Kevin has a degree in Agricultural Studies from Iowa State University and is very active in the Iowa Corn Growers’ Association. Kevin also runs a successful bull semen and liquid nitrogen distribution business. Kevin also serves as a director for Windy Hill Farms and Ross Valley Farms.

Wayne Seaman has more than 43 years of experience in value-added agriculture and served as Chief Executive Officer of West Central Cooperative of Ralston, Iowa for 28 years. Upon his retirement from West Central Cooperative in 2000, Wayne formed Seaman Enterprises which advises companies on a variety of business related issues, including, mergers and acquisitions, board planning, education, and financial management. Wayne currently serves on the board of directors for CoBank, Home State Bank, FC Feeds, Highway Farms and Carroll Area Development.
Biographical Information About Non-Nominee Directors, Officers and Significant Employees
Mark Muench – Age 32
Mark Muench has served as a director of Western Iowa Energy since 2004 and is not seeking re-election to the Board of Directors. For the past 14 years Mark has operated a family farm near Ogden, Iowa. The farm is a corn, soybean and cattle operation. Mark is also a director for The Biodiesel Group, LLC, Iowa Renewable Energy, LLC and Western Dubuque Biodiesel, LLC.
Tom Schroeder – Age 51
Tom Schroeder has served as a director of Western Iowa Energy since 2004 and is not seeking re-election to the Board of Directors. Tom has owned and managed a refrigerated trucking company that specializes in the transportation of meat from Midwest packers for export for over 30 years. In addition, Tom is the City Manager and Economic Development Director for Wall Lake, Iowa. Tom is also a director on the board of directors of Central Iowa Energy, LLC, Western Dubuque Biodiesel, LLC and Iowa Renewable Energy, LLC. Tom is the brother-in-law of one of our directors, Warren Bush.
Dave Sieck – Age 49
Dave Sieck has served as a director of Western Iowa Energy since 2004. Dave is not seeking re-election to the Board of Directors. Dave has owned and operated a family farm in Mills County, Iowa for over 30 years. He is a past president of the Iowa Corn Growers’ Association and a current member of the National Corn Growers’ Production and Stewardship Action Team and Farm Bureau. Dave currently serves as a director on the board of directors of Iowa Corn Growers’ Association, Southwest Iowa Renewable Energy, LLC and Terra Renewable Energy, LLC.
Dave has served as the Treasurer of the Board of Directors since our inception. He is anticipated to hold the office of Treasurer until the earlier of his resignation, death, disqualification or removal from office by the Board of Directors.
Orlin Steinkamp – Age 62
Orlin Steinkamp has served as director of Western Iowa Energy since 2004 and is not seeking re-election. For the last five years, Orlin has run a crop and livestock operation near Wall Lake, Iowa. Orlin is involved with several organizations in the Wall Lake area including the Wall Lake Economic Board, Community Center Building Committee, Wall Lake School Board, County Pork Producers’ Board, Northwest Iowa Heifer Development Board, and is a member of Farm Bureau, Chamber of Commerce, Pork Producers, Iowa Cattleman and the American Legion.
John Geake, Chief Executive Officer – Age 46
John Geake has served as our Chief Executive Officer since our inception. John currently serves as Chairman of our Board of Directors and President of Western Iowa Energy. He is anticipated to hold the office of Chief Executive Officer until the earlier of his resignation, death, disqualification or removal from office by the Board of Directors. John is a fourth-generation farmer operating farms in southern Sac County, Iowa. He also operates an independent farrow to finish swine operation.

Jim Meyer, Vice President – Age 70
Jim Meyer has served as our Vice President since our inception. He is anticipated to hold the office of Vice President until the earlier of his resignation, death, disqualification or removal from office by the Board of Directors. Since 1966, Jim has farmed in the Odebolt, Iowa area focusing on corn and beans.
Jeff Cranston, Secretary – Age 59
Jeff Cranston has served as our Secretary since our inception. He is anticipated to hold the office of Secretary until the earlier of his resignation, death, disqualification or removal from office by the Board of Directors. For the last 39 years, Jeff has farmed in the Odebolt area in Sac County, Iowa. His operation includes traditional corn and soybean rotation, and a swine finishing operation.
Chris Daniel, General Manager – Age 42
Pursuant to the Management and Operational Agreement we entered into with West Central Cooperative (“West Central Management”), West Central Management supervises and directs the general operations of the plant, including hiring and employing a full-time general manager, who is based on site at our plant and who works exclusively for us. Accordingly, the general manager is not our employee. West Central Management hired Chris Daniel as the general manager of our plant. Prior to his employment with West Central Management, Mr. Daniel was employed by Bandag, Inc. in Muscatine, Iowa.
Joe Reed, Operations Manager – Age 60
Pursuant to our Management and Operational Agreement with West Central Management, West Central Management provides us with a full-time operations manager, who is based on site at our plant and who works exclusively for us. West Central Management hired Joe Reed as the operations manager of our plant. Prior to his employment with West Central Management, Mr. Reed was employed by Well’s Dairy, Inc. in LeMars, Iowa.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     No person or entity, including our officers and directors, currently beneficially owns more than 5% of our membership units.

SECURITY OWNERSHIP OF MANAGEMENT
     As of June 19, 2006, members of our Board of Directors, executive officers and director nominees own membership units as follows:

	Name and Address of Beneficial	Amount and Nature of	Percent of
Title of Class	Owner	Beneficial Ownership	Class
Membership Units	John Geake, President and Director
	3764 Needham Avenue
	Wall Lake, IA 51466	328	1.26%
Membership Units	Jim Meyer, Vice President and Director (1)
	1854 – 280th Street
	Odebolt, IA 51458	160	0.62%
Membership Units	Jeffery Cranston, Secretary and Director
	1881 – 315th Street
	Odebolt, IA 51458	60	0.23%
Membership Units	Dave Sieck, Treasurer and Director
	1710 Timber Lane
	Glenwood, IA 51534	131	0.50%
Membership Units	Warren Bush, Director(2)
	101 Boyer
	Wall Lake, IA 51466	400	1.54%
Membership Units	Marla Conley, Director
	1853 570th Street
	Cherokee, IA 51012	60	0.23%
Membership Units	Bill Horan, Director (3)
	3220 – 240th Street
	Rockwell City, IA 50579	110	0.42%
Membership Units	Denny Mauser, Director
	1940 – 190th Street
	Early, IA 50535	225	0.87%
Membership Units	Mark Muench, Director
	611 E Avenue
	Ogden, IA 50212	400	1.54%
Membership Units	Kevin Ross, Director((4)
	25426 – 320th Street
	Minden, IA 51553	240	0.92%
Membership Units	Tom Schroeder, Director(5)
	503 W. 7th Street
	Wall Lake, IA 51466	400	1.54%
Membership Units	Orlin Steinkamp, Director
	105 W 6th Street
	Wall Lake, IA 51466	80	0.30%
Membership Units	Nile Ramsbottom, Director Nominee(6)
	502 Hillcrest Place
	Jefferson, Iowa 50129	500	1.92%

Totals		3,094	11.89%

(1)	Jim Meyer owns 100 units directly and 60 units indirectly through his wife, Madeline Meyer.

(2)	Warren Bush is a principal owner of Bush Boys Enterprises, LLC. All of the membership units held by Warren Bush are in the name of Bush Boys Enterprises, LLC.

(3)	Bill Horan is a principal owner of Horan Brothers. Bill Horan owns 50 units directly and 60 units indirectly through Horan Brothers.

(4)	Kevin Ross is a principal owner of Windy Hill Farms, Inc. All of the membership units held by Kevin Ross are in the name of Windy Hill Farms, Inc.

(5)	Tom Schroeder owns his units indirectly through the Clayton Schroeder Trust.

(6)	Nile Ramsbottom is the President and CEO of Renewable Energy Group, LLC and controls the 500 membership units owned by Renewable Energy Group, LLC.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, and based solely on a review of the copies of such reports furnished to us and written representations from our officers and directors, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2005.
BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES
     The Board of Directors generally meets once per month. The Board of Directors held 20 regularly scheduled meetings and no special meetings during the fiscal year ended December 31, 2005. Each director attended at least 75% of the meetings of the Board of Directors during the fiscal year ended December 31, 2005.

     The Board of Directors does not have a formal process for holders of membership units to send communications to the Board of Directors. The Board of Directors feels this is reasonable given the accessibility of our directors. Members desiring to communicate with the Board of Directors may do so by contacting a director via our website, fax, phone or in writing. The names of our directors are listed on our website at www.westerniowaenergy.com.
     The Board of Directors does not have a policy with regard to directors’ attendance at annual meetings. This is the first annual meeting of the Company.
Audit Committee
     The Company became a standard reporting organization in July 2006. Prior to this time, the entire Board of Directors acted as the audit committee for the Company. The Board of Directors created an audit committee in July 2006 which operates under a charter adopted by the Board of Directors in July 2006, a copy of which is attached to this Proxy Statement as Appendix I. Under the charter, the audit committee must have at least three members. The Board of Directors appointed Jim Meyer, Bill Horan and Denny Mauser to the audit committee. The audit committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, a majority of our audit committee is independent within the definition of independence provided by NASDAQ rules 4200 and 4350. The Board of Directors has determined that we do not currently have an audit committee financial expert serving on our audit committee. We do not have an audit committee financial expert serving on our audit committee because no member of our Board of Directors has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 401 of Regulation S-K and the Board of Directors has not yet created a new director position expressly for this purpose. The Board of Directors intends to consider such qualifications in future nominations to our Board of Directors and appointments to the audit committee. The Company only recently became a reporting company and created an audit committee, thus, the entire board acted as the audit committee held during the 2005 fiscal year ended December 31, 2005. The board met twice in fiscal year ended December 31, 2006 to discuss audit related issues.
Audit Committee Report
     The Board of Directors acted as the audit committee for fiscal year ended December 31, 2005. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the reference in any such document.
     The audit committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The Board reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2005. The committee has discussed with Eide Bailly LLP, its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Board has received and reviewed the written disclosures and the letter to management from Eide Bailly LLP as required by Independence Standards Board Standard No. 1, and has discussed with the auditors the auditors’ independence. The Board has considered whether the provision of services by Eide Bailly LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Form 10-SB are compatible with maintaining Eide Bailly LLP’s independence.
     Based on the reviews and discussions referred to above, the Board of Directors determined that the audited financial statements referred to above be included in the Annual Report accompanying this proxy statement for the fiscal year ended December 31, 2005.

Audit Committee
Warren L. Bush
Jeff Cranston
Bill Horan
Jim Meyer
Kevin Ross
Dave Sieck Marla Conley John Geake Denny Mauser Mark Muench Tom Schroeder Orlin Steinkamp
Independent Registered Public Accounting Firm
          The audit committee selected Eide Bailly LLP as independent registered public accountants for the fiscal year January 1, 2006 to December 31, 2006. A representative of Eide Bailly LLP is expected to be present at the annual meeting of members.
Audit Fees
          The aggregate fees billed by the principal independent registered public accountants (Eide Bailly LLP) to the Company from its inception on September 21, 2004 through the Company’s fiscal year ended December 31, 2005 are as follows:

Category	Year	Fees
Audit Fees (1)	2005	$19,701
	2004	$—
Audit-Related Fees	2005	$978
	2004	$—
Tax Fees	2005	$—
	2004	$—
All Other Fees	2005	$—
	2004	$—

(1)	Audit fees also consist of review of statutory and regulatory filings and research and consultation related to such filings.
          Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by the Board of Directors, acting as the audit committee.
          One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our Board of Directors.
Nominating Committee
          The Board of Directors has acted as the nominating committee for the Company and no separate nominating committee has been formed to date. The nominating committee did not meet during the fiscal year ended December 31, 2005 because this is the first year director elections have been held since inception. Based upon the size of the Company and the board’s familiarity with the Company since inception, the board also has determined that each of the directors is qualified to suggest nominees for consideration to the nominating committee. Pursuant to our Operating Agreement, this is the first year since the Company’s inception that directors are to be elected. The major responsibilities of the nominating committee are to:
•	Develop a nomination process for candidates to the board of directors;

•	Establish criteria and qualifications for membership to the board of directors;

•	Identify and evaluate potential director nominees.

•	Fill vacancies on the board of directors;

•	Recommend nominees to the board of directors for election or re-election.

     The nominating committee does not operate under a charter and it does not have a policy with regard to the consideration of any director candidates recommended by members. The Board of Directors believes that this is appropriate since the Company has not held any director elections since its inception. Pursuant to the Operating Agreement, the Company’s first election of directors is to be held one year after substantial completion of the biodiesel production facility and on an annual basis thereafter. Since we completed the biodiesel plant in the summer of 2006, this is the first annual meeting at which directors will be elected. The nominating committee may establish in the future a charter and develop policies and procedures for evaluating potential director candidates whether presented by members or selected by the nominating committee. The nominating committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, with the exception of John Geake, Jim Meyer, Jeff Cranston and Dave Sieck, who serve as the officers of the Board of Directors, each member of our Board of Directors is independent within the definition of independence provided by NASDAQ rules 4200 and 4350.
Compensation Committee
     The Company does not currently have a compensation committee.
MEMBER NOMINATIONS FOR DIRECTOR POSITIONS
     Nominations for the election of directors may also be made by any member entitled to vote generally in the election of directors. In accordance with our Operating Agreement, a Member desiring to nominate one or more persons for election as a director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of Western Iowa Energy at least 60 days, but not more than 90 days, prior to the annual meeting. This notice must contain: (i) the name and address of record of the member who intends to make the nomination; (ii) a representation that the member is a holder of units of Western Iowa Energy entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a director of Western Iowa Energy if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of our outstanding units that clearly sets forth the proposed candidate as a nominee of the director’s seat to be filled at the next election of directors. If a presiding officer at a meeting of the members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The following is a discussion of the transactions we have engaged in during the past two years or plan to engage in with related parties:
Consulting Agreement with Wayne Seaman
     In February 2005, we entered into a consulting agreement with Seaman Enterprises in which Wayne Seaman, one of our director nominees, is the sole owner. Pursuant to the agreement, Mr. Seaman agreed to assist us in negotiating contracts with various service and product providers; assist in the planning of our equity marketing effort; and assist in the administration of our project. Mr. Seaman was paid $100 per hour for services rendered by Seaman Enterprises and $25 per hour for any secretarial services provided by Seaman Enterprises. Mr. Seaman used the payment for services to invest in our 2005 equity drive and purchased 9 of our membership units. Mr. Seaman purchased an additional 25 of our membership units for a total of 34 membership units.

Agreement with Renewable Energy Group, LLC
     In 2005, we entered into an oral agreement with our general contractor, Renewable Energy Group, LLC. The agreement requires us to issue 1,000 membership units in a private placement to REG in exchange for a $1,000,000 deduction from the final retainage payable to REG. In July 2006, we issued 500 membership units to REG. The remaining 500 units will be issued to REG upon completion of the project.
SUMMARY COMPENSATION TABLE
     The following table sets forth all compensation paid or payable by the Company during the last two fiscal years to our President and Chief Executive Officer, John Geake. Our officers serve without compensation, however, we reimburse our officers for expenses incurred relating to services rendered on the Company’s behalf. We currently do not have a compensatory security option plan for our executive officers and directors in place. Further, none of our directors or officers has any options, warrants, or other similar rights to purchase securities of the Company.

	Annual Compensation
Name and Principal Position	Year	Salary	Bonus
John Geake, President	Fiscal Year 2005	$0	$0
	Fiscal Year 2004	$0	$0
ANNUAL REPORT AND FINANCIAL STATEMENTS
     The Company’s 2005 Annual Report to security holders, including financial statements and the notes thereto, for the fiscal year ended December 31, 2005 and the quarter ending March 31, 2006 accompanies the mailing of this Proxy Statement.
     The Company will provide each member solicited a copy of the Form 10-SB without charge. The written request for the Form 10-SB should be directed to John Geake, President of Western Iowa Energy, LLC at 1220 S. Center Street, P.O. Box 399, Wall Lake, Iowa 51466. The Form 10-SB is also available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413.

APPENDIX I
WESTERN IOWA ENERGY, LLC
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
I. Purpose
The Audit Committee (“Committee”) is appointed by the Board of Directors (“Board”) of Western Iowa Energy, LLC (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The primary duties and responsibilities of the Audit Committee are to:
•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance;

•	Appoint, compensate, retain and monitor the independence and qualifications of the Company’s independent auditors (also referred to herein as external auditors);

•	Monitor the performance of the Company’s internal audit function and independent auditors;

•	Provide an avenue of communication among the independent auditors, management, and the Board; and

•	Prepare an Audit Committee report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.
II. Authority
The Committee shall have the authority to conduct or authorize any investigation appropriate to fulfill its responsibilities, and is empowered to:
•	Appoint, compensate, retain and oversee the work of the public accounting firm employed by the Company to conduct the annual audit who shall report directly to the Committee;

•	Retain independent counsel and other advisers as it deems necessary in the performance of its duties;

•	Resolve any disagreements between management and the independent auditor regarding financial reporting;

•	Pre-approve all auditing and permitted non-audit services performed by the Company’s external audit firm;

•	Seek any information it requires from employees—all of whom are directed to cooperate with the Committee’s requests—or external parties;

•	Meet with Company officers, external auditors, or outside counsel, as necessary;

•	Delegate authority to subcommittees including the authority to pre-approve all auditing and permitted non-audit services, providing that such decisions are presented to the full Committee at its next scheduled meeting; and

•	Determine appropriate funding for the payment of compensation to the independent auditors engaged for the purpose of issuing an audit report, performing other audit review or attestation services for the Company and to any advisers employed by the Committee which funding must be paid for by the Company.

III. Composition
1.	Committee members’ qualifications shall meet the requirements as may be set by the Board from time to time, in addition to all applicable legal and regulatory requirements.

2.	The Committee shall be comprised of at least three independent directors of the Company (as defined in subparagraph 3 of this Article III below), all in good standing, each of whom must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, statement of members’ equity and cash flow statement.

3.	A director will NOT be considered independent for purposes of this Article III, if such director:
(a)	Is an employee of the Company or any current subsidiary of the Company;

(b)	Has accepted or has a family member who has accepted payments from the Company or any of its subsidiaries in excess of $60,000, other than as compensation for board or board committee service, payments arising solely from investments in the Company’s securities, compensation paid to a family member who is a non-executive employee of the Company, benefits under a tax-qualified retirement plan, or non-discretionary compensation, or certain permitted loans;

(c)	Has a family member who is employed by the Company or any of its subsidiaries as an executive officer;

(d)	Is or has a family member who is a partner or controlling shareholder or an executive officer of any organization to which the Company made, or from which the Company received, payments for property or services that exceeds 5% of the recipient’s consolidated gross revenues of that year, or $200,000, whichever is more, other than payments arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs;

(e)	Is or has a family member who is employed as an executive officer of another entity where any of the executive officers of the company serve on the compensation committee of such other entity; or

(f)	Is or has a family member who is a current partner of the Company’s outside auditor who worked on the Company’s audit;
4.	Committee members and a Committee chair shall be recommended and appointed by the Board.
IV. Meetings
The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet separately, periodically with management, with internal auditors, if any, and with external auditors. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. All members are expected to attend each meeting, in person or via teleconference or video-conference.

The minutes of each meeting are to be prepared at the direction of the Audit Committee Chair and sent to Committee members and all other directors. Copies are to be promptly provided to the independent auditors and the Company’s legal counsel.
V. Scope of Responsibilities and Duties
Charter Review
Review and reassess the adequacy of this charter annually. Consider changes that are necessary as a result of new laws and regulations. Recommend any proposed changes to the Board. Submit the charter to the Board for approval and publish the document as required.
Financial Reporting
Review the Company’s annual audited financial statements and the documents containing such filings prior to filing or distribution. The review should include discussion with management and independent auditors of the following:
•	Significant issues regarding accounting principles, practices, audit findings, disclosures, judgments and any other requirements under accounting standards and rules;

•	Complex or unusual transactions and areas in which an unusual degree of judgment must be exercised;

•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

•	“Quality of earnings” of the Company from a subjective as well as objective standpoint.
Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgment made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.
Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreement with management.
Discuss the annual audited financial statements and quarterly financial statements with management and external auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Consider any items required to be communicated by the independent auditors in accordance with SAS 61, which is attached to this charter as Exhibit 1.
Review disclosures made by Principal Executive Officer and Principal Financial Officer in the Forms 10-KSB or 10-K and 10-QSB or 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal control.

Internal Control
Consider the effectiveness of the Company’s internal control system, including information technology, security and control.
Understand the scope of the external auditor’s review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.
Internal Audit
In the event the Company employs an internal audit department, the Committee shall:
Review with management the charter, plans, activities, staffing and organizational structure of the internal audit function.
Review the effectiveness of the internal audit function.
Independent Auditors
Each year, review the independence and performance of the independent auditors and retain or discharge the independent auditors as circumstances warrant. In performing this review, the Committee will:
At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.
Take into account the opinions of management and, in the event the Company has employed an internal audit, the opinions of the internal audit department.
Present its conclusions with respect to the external auditor to the Board.
Prescribe such policies and procedures as the Committee deems appropriate pertaining to relationships with the independent auditors, including clear hiring policies for employees and former employees of the independent auditors.
Approve the independent auditors’ engagement terms and fees for annual audit services as well as advance approval of all non-audit engagements with that firm. Any such approval of non-audit services by the independent auditor shall be disclosed in periodic reports as prescribed by law.
On at least an annual basis, review a formal, written statement from the independent auditors on such matters as are prescribed by law, including all relationships between the auditors and the Company or its management. Discuss with the independent auditors all significant relationships they have with the Company and their impact on the auditors’ objectivity and independence, including non-audit services and the fees proposed and charged therefore. Take appropriate action in response to these matters to satisfy itself of the auditors’ independence.
Review the independent auditors audit plan; discuss scope, staffing, locations, reliance upon management, and general audit approach, including coordination of audit effort with the internal audit department, if any.

Ensure the rotation of the lead audit partner and other audit partners as required by law, and consider whether there should be regular rotation of the audit firm itself.
Present its conclusions with respect to the independent auditor to the Board.
Meet separately with the external auditors on a regular basis to discuss any matters that the committee or auditors believe should be discussed privately.
Review all material written communications between the independent auditors and management, e.g., management letter, schedule of unadjusted differences and/or reportable conditions letter.
Compliance
At least once annually, review with the Company’s legal counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations (in coordination with other committees), and inquiries received from regulators or governmental agencies.
Establish procedures for: (i) The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
Review the process for communicating the Code of Ethics to appropriate company personnel, and for monitoring compliance therewith.
Obtain regular updates from management and Company legal counsel regarding compliance matters.
Reporting Responsibilities
Annually prepare such report and certification to unit holders as required by SEC regulations.
Report to the Board about Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and, in the event the Company has employed an internal audit department, the performance of the internal audit function.
Other Audit Committee Responsibilities
Discuss and review with management the Company’s major policies with respect to risk assessment and risk management.
As considered necessary by the Committee, review policies and procedures as well as audit results associated with directors’ and officers’ expense accounts and perquisites, including the use of the Company’s assets.
Perform any other activities consistent with this Charter, the Company’s operating agreement, and governing law, as the Committee or the Board deems necessary or appropriate.
Periodically review materials or receive education on audit committee-related and new accounting and auditing-related developments and best practices.
Annually evaluate the Committee’s performance of its responsibilities, confirm that all responsibilities outlined in this charter have been carried out, and create an agenda for the ensuing year.

WESTERN IOWA ENERGY, LLC	Vote by Mail or Facsimile:	NAME:

2006 Annual Meeting – Saturday, August 12, 2006	1) Read the Proxy Statement	Number of Units:

For Unit Holders as of July 19, 2006	2) Check the appropriate boxes on the proxy card below
Proxy Solicited on Behalf of the Board of Directors	3) Sign and date the proxy card
4) Return the proxy card in the envelope provided or via fax to (712) 664-2183 no later than 5:00 p.m. on August 11, 2006
ELECTION OF DIRECTORS
Group I
You may vote for two (2) nominees.

Nile Ramsbottom --------------------------------->>>	☐	Wayne Seaman ---------------------------------->>>	☐

Group II
You may vote for five (5) nominees, but no more than five (5) nominees.

Warren Bush, Incumbent ----------------------->>>	☐	Bill Horan, Incumbent --------------------------->>>	☐

Marla Conley, Incumbent ----------------------->>>	☐	Denny Mauser, Incumbent --------------------->>>	☐

Jeff Cranston, Incumbent ----------------------->>>	☐	Jim Meyer, Incumbent -------------------------->>>	☐

John Geake, Incumbent ------------------------->>>	☐	Kevin Ross, Incumbent ------------------------->>>	☐
By signing this proxy card, you appoint Dave Sieck and Mark Muench, jointly and severally, each with full power of substitution, as proxies to represent you at the 2006 Annual Meeting of the Members to be held on Saturday, August 12, 2006, at the Wall Lake Community Building, 202 W. 2nd Street, Wall Lake, Iowa, and at adjournment thereof, on any matters coming before the meeting. Registration for the meeting will begin at 1:00 p.m. with the meeting commencing at 2:00 p.m.
Please specify your choice by marking the appropriate box for each matter above. The Proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by the Company by 5:00 p.m. on August 11, 2006.
This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting. If you do not mark any boxes, your units will be voted as abstentions. If you vote for less than 7 nominees, then the Proxies will count your votes only for the nominees selected. If you vote for more than 7 nominees, your proxy card will be invalid, but your units will count toward the quorum requirements.

Signature:	Signature:

Date:	Date:

Please sign exactly as your name appears above. When signing as attorney executor, administrator, trustee or guardian, please note that fact.